UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21680 Haggerty Road, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, Gentherm Incorporated (the “Company”) announced that Matteo Anversa (“Anversa”), age 47, has been appointed to be the Executive Vice-President, Chief Financial Officer and Treasurer of the Company, effective on or about January 1, 2019 (the “Anversa Start Date”). Immediately prior to the Anversa Start Date, the current Vice-President, Chief Financial Officer and Treasurer, Barry Steele (“Steele”), will resign from those positions but will remain as a non-executive employee of the Company for a transition period. A copy of the Company’s news release announcing Anversa’s appointment and the transition arrangement with Steele (the “Public Announcement”) is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Anversa Offer Letter

On October 22, 2018, the Company and Anversa entered into a written agreement concerning Anversa’s employment (the “Anversa Contract”). Pursuant to the instruction to Paragraph (c) of Item 5.02 of Form 8-K, the Company chose to delay disclosing the appointment of Anversa, as well as the existence and material terms of the Anversa Contract, until the day on which the Company announced Anversa’s appointment, the date of this Report. The Anversa Contract provides that Anversa will receive a $500,000 annual salary, which amount is subject to annual review and adjustment in accordance with the Company’s normal compensation practices, and that Anversa is eligible for an annual cash bonus pursuant to the Amended and Restated Gentherm Incorporated Performance Bonus Plan with a target bonus of 60% of annual salary. Anversa will receive other perquisites, such as paid vacation, use of a Company-owned automobile and health and welfare benefits, generally consistent with those provided to other Company executive officers. The Company also will pay for or reimburse Anversa for costs associated with the relocation of his principal residence to the Detroit, Michigan area in accordance with the Company’s policy applicable to other Company executive officers.

On the Anversa Start Date, Anversa will be entitled to receive (1) a cash starting bonus of $550,000 (the “Start Date Bonus”), (2) restricted stock units (“RSUs”) with a target equal to $400,000 divided by the Company’s 10-trading day average stock price ending on the Anversa Start Date, with 60% of such RSUs (the “Performance-Based RSUs”) to vest based on the Company’s achievement of financial measures over three years and 40% of such RSUs (the “Time-Based RSUs”) to vest over three years in equal annual installments (“collectively, the “Initial Equity Grants”). The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that the Performance-Based RSUs will be earned or forfeited based upon two separate components, equally weighted: (i) the Company’s performance relative to return on invested capital goals for the fiscal year ended December 31, 2021, and (ii) the Company’s relative total shareholder return over a three-year period starting on the grant date compared to selected peer companies. For each performance component, Anversa may earn 50% to 200% of the target equity award based on threshold to maximum performance. The Performance-Based RSUs and the Time-Based RSUs will be awarded to Anversa under the Gentherm Incorporated 2013 Equity Incentive Plan and pursuant to a Restricted Stock Unit Award Agreement (Performance-Based) (the “Performance-Based RSU Agreement”) and a Restricted Stock Unit Award Agreement (Time-Based) (the “Time-Based RSU Agreement”), respectively, in the forms attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, which forms are incorporated herein by reference.

Under the terms of the Performance-Based RSU Agreement, each RSU granted thereunder represents the right to receive, at target, one share of common stock of the Company, no par value (the “Common Stock”), upon being earned, vested and the satisfaction of any required tax withholding obligation. In order for the Performance-Based RSUs to vest, Anversa must remain continuously employed by the Company from the grant date to the applicable determination date; provided, however, the target amount of Performance-Based RSUs will vest as of the date of termination in the case of (i) Anversa’s death or Disability (as defined in the Performance-Based RSU Agreement), (ii) termination without Cause (as defined in the Anversa Contract) by the Company or successor thereof, including following a Change in Control (as defined in the Anversa Contract), or (iii) termination for Good Reason (as defined in the Anversa Contract) by Anversa.

Under the terms of the Time-Based RSU Agreement, each RSU represents the right to receive one share of Common Stock upon vesting and the satisfaction of any required tax withholding obligation. Anversa must remain continuously employed by the Company from the grant date to the applicable vesting date of each RSU granted under the Time-Based RSU Agreement for vesting to occur. Notwithstanding the foregoing, (i) the Time-Based RSUs will vest as of the date of Anversa’s termination in the case of (i) Anversa’s death or Disability (as defined in the Time-Based RSU Agreement), (ii) termination without Cause by the Company or successor thereof, including following a Change in Control, or (iii) termination for Good Reason by Anversa.

The Start Date Bonus and Initial Equity Grants are intended by the Company to compensate Anversa for amounts he is foregoing from his previous employer by accepting a position with the Company. Anversa is entitled to receive additional equity awards in 2019 and beyond at the discretion of the Compensation Committee, commensurate with his position and the equity awards granted to other executive officers of the Company. In the event that, prior to the first anniversary of the Anversa Start Date, Anversa voluntarily terminates his employment with the Company without Good Reason or is terminated by the Company for Cause, Anversa will be required to repay the Start Date Bonus.

Anversa will be an at-will employee of the Company. However, in the event of a termination without Cause or for Good Reason, Anversa will be entitled to receive, in addition to immediate vesting of target RSUs under the Performance-Based RSU Agreement and all RSUs under the Time-Based RSU Agreement as described further above (the “Initial Equity Grant Acceleration Benefit”), a lump sum cash payment equal to the sum of (1) 12 months’ salary, (2) one full year’s bonus at target and (3) a prorated target bonus for the year of termination. In addition, in such circumstances, Anversa will be entitled to (1) immediate vesting of all unvested equity awards that were scheduled to vest during the first 12 months following Anversa’s termination (without duplication of the Initial Equity Grant Acceleration Benefit), (2) $50,000 for outplacement services and (3) continued health and welfare benefits for 12 months. Anversa’s right to receive the foregoing severance is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Company. If the Company adopts a severance and/or change of control plan that includes executive officers of the Company, Anversa will be entitled to receive the more favorable of severance benefits between the Offer Letter and such plan.

Any incentive cash or equity compensation paid to Anversa will be subject to the Gentherm Incorporated Compensation Clawback Policy. On or prior to Anversa’s first day of employment, Anversa and the Company will enter into a Confidential Information and Inventions Assignment Agreement (the “Confidentiality Agreement”). Pursuant to the Confidentiality Agreement, Anversa will be subject to non-competition and non-solicitation requirements during employment and for 12 months after the termination of employment, and he will be subject to confidentiality requirements in perpetuity.

A copy of the Anversa Contract is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the Anversa Contract is qualified in its entirety by reference to such exhibit.

Steele Separation Agreement

On December 11, 2018, the Company and Steele entered into a written agreement concerning Steele’s separation from the Company (the “Steele Contract”). In consideration for Steele’s assistance in providing transition services to the Company related to the appointment of Anversa as the new Chief Financial Officer and other factors, the Steele Contract provides for certain payments and benefits to Steele as of the date of the Public Announcement and upon Steele’s final termination of employment.

Pursuant to the Steele Contract, for so long as Steele remains employed by the Company, he will continue to receive his current salary and automobile allowance and continue to be eligible to receive his bonus under the Amended and Restated Gentherm Incorporated Performance Bonus Plan for 2018 (although he will not be eligible for a bonus for 2019). In addition, the Steele Contract provides that, effective as of the date of the Public Announcement, Steele is entitled to (1) payment of all accrued but unused vacation time, (2) immediate vesting of the 9,398 shares of restricted stock granted to Steele on October 3, 2017 that were scheduled to vest on April 3, 2019 and (3) immediate vesting of the options to purchase Company common stock (the “Accelerated Options”) and the unvested restricted shares of the Company’s common stock (the “Accelerated Restricted Shares”) that were scheduled to vest during February 2019. The Accelerated Options represent the right to purchase 24,000 shares of the Company’s common stock at various exercise prices and the Accelerated Restricted Shares are comprised of 7,083 shares of the Company’s common stock.

Upon Steele’s final separation with the Company (the “Separation Date”), which shall occur either on February 15, 2019 or on such earlier date as determined by the Company’s Chief Executive Officer after giving Steele at least 30 days’ written notice (such notice not required if a termination for Cause), Steele will be entitled to (1) a cash payment of $642,720, the equivalent of one years’ salary and target bonus, (2) $10,000 for outplacement services and (3) continued health and welfare benefits for up to one year.

Steele remains an at-will employee of the Company until the Separation Date. The foregoing severance payments and benefits will be owed to Steele if he is terminated by the Company without Cause (as defined in the Steele Contract) by the Company prior to the Separation Date; provided, however, such severance payments and benefits will not be owed to Steele if he is terminated for Cause or he voluntarily terminates, except for accrued pay and vacation prior to such date and except to the extent the Company has already paid such severance payments and benefits prior to such date. Steele’s right to receive the foregoing amounts and benefits also is conditioned upon his execution of a general release of claims, which becomes irrevocable, for the benefit of the Company.

Any incentive cash or equity compensation paid to Steele remains subject to the Gentherm Incorporated Compensation Clawback Policy. Pursuant to a previously-executed Confidential Information and Inventions Assignment Agreement, (1) during his remaining employment and thereafter Steele remains subject to confidentiality requirements and (2) Steele is subject to non-competition and non-solicitation requirements that extend for 12 months following termination of his employment with the Company.

A copy of the Steele Contract is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The above description of the material terms of the Steele Contract is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter between Gentherm Incorporated and Matteo Anversa dated as of October 22, 2018

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based) – Anversa

10.3	Form of Restricted Stock Unit Award Agreement (Time-Based) – Anversa

10.4	Separation Agreement between Gentherm Incorporated and Barry G. Steele dated as of December 11, 2018

99.1	Press Release dated December 12, 2018 Announcing the Selection of Matteo Anversa as Executive Vice-President, Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Executive Vice-President and General Counsel

Date: December 12, 2018

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